UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EMERGE ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Delaware Ave, Suite 204, Buffalo, NY	14202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Shares of beneficial interest, no par value

Emerge EMPWR Sustainable Dividend Equity ETF	Cboe BZX Exchange, Inc.
Emerge EMPWR Sustainable Select Growth Equity ETF	Cboe BZX Exchange, Inc.
Emerge EMPWR Sustainable Global Core Equity ETF	Cboe BZX Exchange, Inc.
Emerge EMPWR Sustainable Emerging Markets Equity ETF	Cboe BZX Exchange, Inc.
Emerge EMPWR Unified Sustainable Equity ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-264662.

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series of Emerge ETF Trust (the “Trust”) listed below to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-264662; 811-23797), as filed with the Securities and Exchange Commission on September 1, 2022, which description is incorporated herein by reference.

The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

Emerge EMPWR Sustainable Dividend Equity ETF	88-3770320
Emerge EMPWR Sustainable Select Growth Equity ETF	88-3770751
Emerge EMPWR Sustainable Global Core Equity ETF	88-3755347
Emerge EMPWR Sustainable Emerging Markets Equity ETF	88-3756442
Emerge EMPWR Unified Sustainable Equity ETF	88-3757248

Item 2.	Exhibits

1.	The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-264662; 811-23797), as filed with the Securities and Exchange Commission on May 4, 2022.
2.	The Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. Nos. 333-264662; 811-23797), as filed with the Securities and Exchange Commission on May 4, 2022.
3.	The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. Nos. 333-264662; 811-23797), as filed with the Securities and Exchange Commission on May 4, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 6th day of September, 2022.

EMERGE ETF TRUST

By:	/s/ Marc Barthelemy
Name:	Marc Barthelemy
Title:	Director of Operations